NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS FIRST QUARTER PROFIT OF $7.3 MILLION

OLNEY, MARYLAND, April 21, 2011 — Sandy Spring Bancorp, Inc., (Nasdaq-SASR) the parent company of Sandy Spring Bank, today announced net income for the first quarter of 2011 of $7.3 million ($.30 per diluted share) compared to net income of $0.5 million ($0.03 per diluted share) for the first quarter of 2010 and net income of $8.3 million ($0.34 per diluted share) for the fourth quarter of 2010. The first quarter of 2011 included a provision for loan and lease losses of $1.5 million compared to $15.0 million for the first quarter of 2010 and $2.3 million for the fourth quarter of 2010.

“The repurchase of the TARP warrant from the Treasury concludes our participation in that program and has allowed us to concentrate more resources on funding and organically growing the fundamental core elements of our business,” said Daniel J. Schrider, President and Chief Executive Officer.  “We are beginning to see increasing commercial loan balances, combined with solid growth in core deposits. These are indicators that we have, in fact, turned the corner. We are confident that the inherent strength of our community banking franchise and the ability of our client service team to develop customer relationships provides us with the necessary vehicle to drive us towards consistent ongoing profitability and sustainable growth as the economy recovers.

“We continue to be committed to meeting our clients’ banking needs and expectations as we navigate this challenging economic environment.  Our ultimate goal is and remains to provide our clients with a quality banking experience.  Our team is looking forward to meeting the challenges that lie ahead of us and continuing to build on our solid foundation of customer relationships.”

First Quarter Highlights:

•
The Company redeemed the warrant issued to the Treasury in connection with the Company’s participation in the TARP Capital Purchase Program for $4.5 million. This redemption completed the last remaining facet of the Company’s involvement in this program.

•	Commercial loans reversed a prior downward trend and increased 1% for the quarter over the prior year end due to new organic production in commercial real estate loans.

•	Deposits increased 2% compared to the year-end 2010 due to significant growth of noninterest-bearing demand deposits, which grew 9% during this period.

•	The net interest margin increased to 3.65% in the first quarter of 2011 from 3.56% for the first quarter of 2010 and 3.61% for the fourth quarter of 2010.

•
The provision for loan and lease losses totaled $1.5 million for the quarter compared to $15.0 million for the first quarter of 2010 and $2.3 million for the fourth quarter of 2010 as credit quality continues to improve.

•
Non-performing loans declined to $88.3 million compared to $136.5 million at March 31, 2010. This decrease also resulted in a coverage ratio of the allowance for loan and lease losses to non-performing loans of 67% at March 31, 2011 compared to a ratio of 51% at March 31, 2010.

•	Assets under management in our trust and wealth management services grew to over $2 billion during the current quarter.

Review of Balance Sheet and Credit Quality

Comparing March 31, 2011 balances to March 31, 2010, total assets decreased 3% to $3.5 billion from $3.7 billion. Total loans and leases decreased 5% to $2.2 billion compared to the prior year. The decrease in loans was attributable to declines in all major categories of the loan portfolio due to a general lack of loan demand as a combined result of the soft economy in addition to charge-offs and pay-downs on non-performing loans over the past twelve months. During the current quarter the commercial loan portfolio experienced growth of $12 million as compared to end of year 2010 balances. Total loans at quarter end remained relatively level as compared to total loans at December 31, 2010.

Customer funding sources, which include deposits and other short-term borrowings from core customers, decreased 2% compared to the first quarter of 2010. This decrease was due largely to a $144 million or 19% decline in certificates of deposit as a result of a reduction in rates as the Company implemented its net interest margin strategy. Non-interest-bearing and interest-bearing checking accounts increased $102 million or 12%, significantly offsetting the decline in certificates of deposit.  The growth in checking accounts was the main driver in the growth in core deposits due to our client’s emphasis on safety and liquidity.  During the quarter, money market accounts experienced a 3% decline due mainly to clients’ redeployment of funds in the face of low rates and rising equity markets.

Stockholders’ equity totaled $409.1 million at March 31, 2011, and represented 12% of total assets, compared to $471.9 million or 13% at March 31, 2010.  The decline in equity was the direct result of the repayment of $84.0 million of preferred stock and the related warrant previously issued in 2008 as part of the Company’s participation in the TARP Capital Purchase Program.  At March 31, 2011, the Company had a total risk-based capital ratio of 15.48%, a tier 1 risk-based capital ratio of 14.21% and a tier 1 leverage ratio of 10.63%.

Non-performing assets totaled $96.3 million at March 31, 2011 compared to $143.3 million at March 31, 2010 and $97.7 million at December 31, 2010. The decrease compared to the prior year was due primarily to a decrease in non-accrual loans, particularly in the commercial real estate mortgage and construction portfolios as a result of charge-offs and pay-downs on existing problem credits and a significant reduction in the migration of new credits to non-performing status.

The provision for loan and lease losses totaled $1.5 million for the first quarter of 2011 compared to $15.0 million for the first quarter of 2010 and $2.3 million for the fourth quarter of 2010. The decrease from the prior year quarter was the result of a lower level of non-performing loans at March 31, 2011 compared to March 31, 2010. The decrease in non-performing loans was the direct result of early identification of problem credits, and the aggressive work out strategies or charge-offs for these problem credits.

Loan charge-offs, net of recoveries, totaled $4.7 million for the first quarter of 2011 compared to net charge-offs of $10.0 million for the first quarter of 2010 and net charge-offs of $7.5 million for the fourth quarter of 2010. The allowance for loan and lease losses represented 2.74% of outstanding loans and leases and 67% of non-performing loans at March 31, 2011 compared to 3.08% of outstanding loans and leases and 51% of non-performing loans at March 31, 2010 and 2.88% of outstanding loans and leases and 78% of non-performing loans at December 31, 2010. Non-performing loans includes accruing loans 90 days or more past due and restructured loans.

Income Statement Review

Net interest income for the first quarter of 2011 decreased by $0.1 million from the same quarter of the prior year as a result of the decline in interest income due to lower loan balances during this period. The impact of the $2.6 million decline in interest income was substantially mitigated by the $2.5 million decline in interest expense as average rates paid on deposit products decreased.  The combined result of the reduction in average interest-bearing liabilities, due to planned run-off, exceeded the decline in average earning assets and resulted in a higher net interest margin for the first quarter of 2011 of 3.65% compared to 3.56% for first quarter of 2010.

Non-interest income decreased $0.9 million or 8% to $10.0 million for the first quarter of 2011 compared to $10.8 million for the first quarter of 2010. This decline was primarily the result of an $0.8 million decrease in insurance agency commission revenue due to the timing of the recognition of renewal premiums that was implemented in the first quarter of 2010.  Deposit service charges declined $0.4 million as a result of the impact of recently enacted legislation on overdraft fees.  Trust and investment management fees increased $0.3 million or 14% primarily due to an increase in assets under management.  Fees on sales of investment products increased $0.1 million or 16% due to an increase in managed assets and increased sales of financial products. The increases in asset management fee income mitigated the erosion experienced in deposit service fee income.  Visa check fees increased $0.1 million or 13% due to increased volume of electronic transactions.  Net security gains declined $0.2 million in the first quarter of 2011 as compared to 2010. The gains realized in 2010 were the result of sales of securities whose proceeds were applied to reduce wholesale borrowings.  Income from mortgage banking activities and other non-interest income remained relatively flat compared to the prior year.

Non-interest expenses were $26.1 million in the first quarter of 2011 compared to $24.8 million in the first quarter of 2010, an increase of $1.3 million or 5%. Salaries and benefits expense increased $1.3 million or 9% due primarily to higher salary expenses, increased incentive and commission compensation, health care benefits and taxes.  Other non-interest expenses increased $0.3 million or 8% due largely to losses on sales of other real estate owned and loan work out expenses.  These increases were partially offset by a reduction in outside data services expense and lower FDIC insurance premiums.

Conference Call

The Company’s management will host a conference call to discuss its first quarter results today at 2:00 P.M. (ET).  A live Web cast of the conference call is available through the Investor Relations’ section of the Sandy Spring Web site at www.sandyspringbank.com.  Participants may call 877-380-5664. A password is not necessary.  Visitors to the Web site are advised to log on 10 minutes ahead of the scheduled start of the call.  An internet-based replay will be available at the Web site until 12:00 midnight (ET) May 21, 2011.  A telephone voice replay will also be available during that same time period at 800-642-1687.  Please use pass code #59024691 to access.

About Sandy Spring Bancorp/Sandy Spring Bank

With $3.5 billion in assets, Sandy Spring Bancorp is the holding company for Sandy Spring Bank and its principal subsidiaries, Sandy Spring Insurance Corporation and West Financial Services, Inc.  Sandy Spring Bancorp is the largest publicly traded banking company headquartered and operating in Maryland. Sandy Spring is a community banking organization that focuses its lending and other services on businesses and consumers in the local market area. Independent and community-oriented, Sandy Spring Bank was founded in 1868 and offers a broad range of commercial banking, retail banking and trust services through 43 community offices in Anne Arundel, Carroll, Frederick, Howard, Montgomery, and Prince George’s counties in Maryland, and Fairfax and Loudoun counties in Virginia. Through its subsidiaries, Sandy Spring Bank also offers a comprehensive menu of leasing, insurance and investment management services. Visit www.sandyspringbank.com to locate an ATM near you or for more information about Sandy Spring Bank.

For additional information or questions, please contact:
Daniel J. Schrider, President & Chief Executive Officer, or
Philip J. Mantua, E.V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
Email:        DSchrider@sandyspringbank.com
  PMantua@sandyspringbank.com
Web site: www.sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp makes forward-looking statements in this news release and in the conference call regarding this news release.  These forward-looking statements may include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions.  Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  Forward-looking statements speak only as of the date they are made.  Sandy Spring Bancorp does not assume any duty and does not undertake to update its forward-looking statements.  Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Sandy Spring Bancorp anticipated in its forward-looking statements and future results could differ materially from historical performance.

Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties.  Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2010, including in the Risk Factors section of that report, and in its other SEC reports.  Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS (Unaudited)

	Three Months Ended
	March 31,			%
(Dollars in thousands, except per share data)	2011	2010		Change
Results of Operations:
Net interest income	$28,010	$28,159		(1)
Provision for loan and lease losses	1,515	15,025		(90)
Non-interest income	9,992	10,847		(8)
Non-interest expenses	26,062	24,813		5
Income (loss) before income taxes	10,425	(832)		-
Net income	7,291	501		-
Net income (loss) available to common stockholders	$7,291	$(699)		-

Return on average assets (1)	0.84%	(0.08	) %
Return on average common equity (1)	7.26%	(0.92	) %
Net interest margin	3.65%	3.56%
Efficiency ratio - GAAP (3)	68.58%	63.61%
Efficiency ratio - Non-GAAP (3)	65.09%	61.08%

Per share data:
Basic net income	$0.30	$0.03		-
Basic net income (loss) per common share	0.30	(0.04)		-
Diluted net income	0.30	0.03		-
Diluted net income (loss) per common share	0.30	(0.04)		-
Dividends declared per common share	0.08	0.01		-
Book value per common share	16.99	16.33		4
Average fully diluted shares	24,115,906	17,243,415

Financial Condition at period-end:
Assets	$3,549,533	$3,673,246		(3)
Total loans and leases	2,150,049	2,256,657		(5)
Investment securities	1,087,620	985,966		10
Deposits	2,599,634	2,653,448		(2)
Stockholders' equity	409,076	471,857		(13)

Capital ratios:
Tier 1 leverage	10.63%	12.01%
Tier 1 capital to risk-weighted assets	14.21%	15.77%
Total regulatory capital to risk-weighted assets	15.48%	17.04%
Tangible common equity to tangible assets (4)	9.47%	8.53%
Average equity to average assets	11.63%	10.78%

Credit quality ratios:
Allowance for loan and lease losses to loans and leases	2.74%	3.08%
Nonperforming loans to total loans	4.11%	6.05%
Nonperforming assets to total assets	2.71%	3.90%
Annualized net charge-offs to average
loans and leases (2)	0.89%	1.78%

(1) Calculation utilizes net income available to common stockholders.
(2) Calculation utilizes average loans and leases, excluding residential mortgage loans held-for-sale.
(3)   The GAAP efficiency ratio is non-interest expenses divided by net interest income plus non-interest income from the Consolidated Statements of Income. The traditional, non-GAAP efficiency ratio excludes intangible asset amortization from non-interest expense; securities gains (losses) from non-interest income; OTTI; and adds the tax-equivalent adjustment to net interest income.  See the Reconciliation Table included with these Financial Highlights.

(4)   The tangible common equity to tangible assets ratio is a non-GAAP ratio that divides assets excluding intangible assets into stockholders' equity after deducting intangible assets, other comprehensive losses and preferred stock.  See the Reconciliation Table included with these Financial Highlights.

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE

	Three Months Ended
	March 31,
(Dollars in thousands)	2011	2010
GAAP efficiency ratio:
Non-interest expenses	$26,062	$24,813
Net interest income plus non-interest income	$38,002	$39,006

Efficiency ratio–GAAP	68.58%	63.61%

Non-GAAP efficiency ratio:
Non-interest expenses	$26,062	$24,813
Less non-GAAP adjustment:
Amortization of intangible assets	461	496
Non-interest expenses as adjusted	$25,601	$24,317

Net interest income plus non-interest income	$38,002	$39,006
Plus non-GAAP adjustment:
Tax-equivalent income	1,307	1,008
Less non-GAAP adjustments:
Securities gains	20	203
OTTI recognized in earnings	(41)	-
Net interest income plus non-interest income - as adjusted	$39,330	$39,811

Efficiency ratio–Non-GAAP	65.09%	61.08%

Tangible common equity ratio:
Total stockholders' equity	$409,076	$471,857
Accumulated other comprehensive (income) loss	2,260	(477)
Goodwill	(76,816)	(76,816)
Other intangible assets, net	(6,118)	(8,042)
Preferred stock	-	(80,257)
Tangible common equity	$328,402	$306,265

Total assets	$3,549,533	$3,673,246
Goodwill	(76,816)	(76,816)
Other intangible assets, net	(6,118)	(8,042)
Tangible assets	$3,466,599	$3,588,388

Tangible common equity ratio	9.47%	8.53%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION

	March 31,	December 31,	March 31,
(Dollars in thousands)	2011	2010	2010
Assets	(Unaudited)		(Unaudited)
Cash and due from banks	$43,738	$44,696	$39,405
Federal funds sold	1,564	1,813	1,543
Interest-bearing deposits with banks	33,694	16,608	148,059
Cash and cash equivalents	78,996	63,117	189,007
Residential mortgage loans held for sale (at fair value)	10,892	22,717	8,937
Investments available-for-sale (at fair value)	964,692	907,283	832,259
Investments held-to-maturity -- fair value of $91,084, $104,124 and $124,265 at
March 31, 2011, December 31, 2010 and March 31, 2010, respectively	88,858	101,590	119,376
Other equity securities	34,070	34,070	34,331
Total loans and leases	2,150,049	2,156,232	2,256,657
Less: allowance for loan and lease losses	(58,918)	(62,135)	(69,575)
Net loans and leases	2,091,131	2,094,097	2,187,082
Premises and equipment, net	48,873	49,004	48,780
Other real estate owned	7,960	9,493	6,796
Accrued interest receivable	12,893	12,570	13,220
Goodwill	76,816	76,816	76,816
Other intangible assets, net	6,118	6,578	8,042
Other assets	128,234	142,053	148,600
Total assets	$3,549,533	$3,519,388	$3,673,246

Liabilities
Noninterest-bearing deposits	$619,905	$566,812	$560,027
Interest-bearing deposits	1,979,729	1,983,060	2,093,421
Total deposits	2,599,634	2,549,872	2,653,448
Securites sold under retail repurchase agreements and federal funds purchased	75,516	96,243	78,416
Advances from FHLB	405,671	405,758	411,341
Subordinated debentures	35,000	35,000	35,000
Accrued interest payable and other liabilities	24,636	24,946	23,184
Total liabilities	3,140,457	3,111,819	3,201,389

Stockholders' Equity
Preferred stock—par value $1.00 (liquidation preference of $1,000 per share) shares authorized,
issued and outstanding 83,094, net of discount of $2,837 at March 31, 2010	-	-	80,257
Common stock -- par value $1.00; shares authorized 49,916,906; shares issued and outstanding 24,084,423, 24,046,627 and 23,985,149 at March 31, 2011,
December 31, 2010 and March 31, 2010, respectively	24,085	24,047	23,985
Warrants	-	3,699	3,699
Additional paid in capital	176,799	177,344	175,684
Retained earnings	210,452	205,099	187,755
Accumulated other comprehensive income (loss)	(2,260)	(2,620)	477
Total stockholders' equity	409,076	407,569	471,857
Total liabilities and stockholders' equity	$3,549,533	$3,519,388	$3,673,246

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME/LOSS (Unaudited)

	Three Months Ended
	March 31,
(Dollars in thousands, except per share data)	2011	2010
Interest Income:
Interest and fees on loans and leases	$26,990	$29,374
Interest on loans held for sale	122	81
Interest on deposits with banks	18	34
Interest and dividends on investment securities:
Taxable	5,440	6,006
Exempt from federal income taxes	2,179	1,864
Interest on federal funds sold	1	1
Total interest income	34,750	37,360
Interest Expense:
Interest on deposits	2,913	5,290
Interest on retail repurchase agreements and federal funds purchased	53	72
Interest on advances from FHLB	3,551	3,620
Interest on subordinated debt	223	219
Total interest expense	6,740	9,201
Net interest income	28,010	28,159
Provision for loan and lease losses	1,515	15,025
Net interest income after provision for loan and lease losses	26,495	13,134
Non-interest Income:
Investment securities gains	20	203
Total other-than-temporary impairment ("OTTI") losses	(100)	-
Portion of OTTI losses recognized in other comprehensive income, before taxes	59	-
Net OTTI recognized in earnings	(41)	-
Service charges on deposit accounts	2,252	2,626
Mortgage banking activities	455	428
Fees on sales of investment products	858	741
Trust and investment management fees	2,787	2,449
Insurance agency commissions	1,180	1,989
Income from bank owned life insurance	646	693
Visa check fees	834	740
Other income	1,001	978
Total non-interest income	9,992	10,847
Non-interest Expenses:
Salaries and employee benefits	14,624	13,371
Occupancy expense of premises	3,143	3,090
Equipment expenses	1,142	1,214
Marketing	485	516
Outside data services	995	1,123
FDIC insurance	1,044	1,141
Amortization of intangible assets	461	496
Other expenses	4,168	3,862
Total non-interest expenses	26,062	24,813
Income (loss) before income taxes	10,425	(832)
Income tax expense (benefit)	3,134	(1,333)
Net income	$7,291	$501
Preferred stock dividends and discount accretion	-	1,200
Net income (loss) available to common stockholders	$7,291	$(699)

Net Income Per Share Amounts:
Basic net income per share	$0.30	$0.03
Basic net income (loss) per common share	0.30	(0.04)
Diluted net income per share	$0.30	$0.03
Diluted net income (loss) per common share	0.30	(0.04)
Dividends declared per common share	$0.08	$0.01

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA (Unaudited)

	2011	2010
(Dollars in thousands, except per share data)	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$36,057	$37,466	$38,688	$38,663	$38,368
Interest expense	6,740	7,161	7,868	8,512	9,201
Tax-equivalent net interest income	29,317	30,305	30,820	30,151	29,167
Tax-equivalent adjustment	1,307	1,352	1,321	1,155	1,008
Provision for loan and lease losses	1,515	2,323	2,453	6,107	15,025
Non-interest income	9,992	11,722	10,539	10,674	10,847
Non-interest expenses	26,062	26,201	25,140	24,758	24,813
Income (loss) before income taxes	10,425	12,151	12,445	8,805	(832)
Income tax expense (benefit)	3,134	3,875	3,961	2,546	(1,333)
Net Income	7,291	8,276	8,484	6,259	501
Net Income (loss) available to common stockholders	$7,291	$6,604	$6,410	$5,056	$(699)
Financial ratios:
Return on average assets	0.84%	0.73%	0.70%	0.56%	(0.08)%
Return on average common equity	7.26%	6.34%	6.26%	5.13%	(0.92)%
Net interest margin	3.65%	3.61%	3.64%	3.58%	3.56%
Efficiency ratio - GAAP (1)	68.58%	64.42%	62.79%	62.41%	63.61%
Efficiency ratio - Non-GAAP (1)	65.09%	61.85%	59.08%	59.44%	61.08%
Per share data:
Basic net income per share	$0.30	$0.34	$0.35	$0.26	$0.03
Basic net income (loss) per common share	0.30	0.27	0.27	0.21	(0.04)
Diluted net income per share	0.30	0.34	0.35	0.26	0.03
Diluted net income (loss) per common share	0.30	0.27	0.27	0.21	(0.04)
Dividends declared per common share	0.08	0.01	0.01	0.01	0.01
Book value per common share	16.99	16.95	17.14	16.80	16.33
Average fully diluted shares	24,115,906	24,087,482	24,102,497	24,033,158	17,243,415
Non-interest income:
Securities gains	$20	$473	$25	$95	$203
Net OTTI recognized in earnings	(41)	(43)	(380)	(89)	-
Service charges on deposit accounts	2,252	2,342	2,567	2,791	2,626
Mortgage banking activities	455	914	1,516	806	428
Fees on sales of investment products	858	974	782	941	741
Trust and investment management fees	2,787	2,799	2,505	2,534	2,449
Insurance agency commissions	1,180	1,334	978	928	1,989
Income from bank owned life insurance	646	695	709	703	693
Visa check fees	834	887	843	855	740
Other income	1,001	1,347	994	1,110	978
Total non-interest income	$9,992	$11,722	$10,539	$10,674	$10,847
Non-interest expense:
Salaries and employee benefits	$14,624	$14,077	$13,841	$14,181	$13,371
Occupancy expense of premises	3,143	2,852	2,826	2,709	3,090
Equipment expenses	1,142	1,153	1,137	1,304	1,214
Marketing	485	681	589	573	516
Outside data services	995	985	966	918	1,123
FDIC insurance	1,044	1,114	1,056	1,186	1,141
Amortization of intangible assets	461	472	495	496	496
Other expenses	4,168	4,867	4,230	3,391	3,862
Total non-interest expense	$26,062	$26,201	$25,140	$24,758	$24,813

(1)   The GAAP efficiency ratio is non-interest expenses divided by net interest income plus non-interest income from the Consolidated Statements of Income. The traditional, non-GAAP efficiency ratio excludes intangible asset amortization and the goodwill impairment loss; excludes securities gains; OTTI losses from non-interest income; and adds the tax-equivalent adjustment to net interest income.  See the Reconciliation Table included with these

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA (Unaudited)

	2011	2010
(Dollars in thousands)	Q1	Q4	Q3	Q2	Q1
Balance sheets at quarter end:
Residential mortgage loans	$444,519	$436,534	$442,723	$458,502	$460,129
Residential construction loans	84,939	91,273	92,485	86,393	83,902
Commercial ADC loans	151,135	151,061	153,139	155,751	177,498
Commercial investor real estate loans	355,967	327,782	335,426	328,244	316,336
Commercial owner occupied real estate loans	509,215	503,286	511,453	511,673	518,271
Commercial business loans	231,448	250,255	240,671	263,886	279,520
Leasing	12,477	15,551	17,895	20,823	23,474
Consumer loans	360,349	380,490	391,415	393,560	397,527
Total loans and leases	2,150,049	2,156,232	2,185,207	2,218,832	2,256,657
Less: allowance for loan and lease losses	(58,918)	(62,135)	(67,282)	(71,377)	(69,575)
Net loans and leases	2,091,131	2,094,097	2,117,925	2,147,455	2,187,082
Goodwill	76,816	76,816	76,816	76,816	76,816
Other intangible assets, net	6,118	6,578	7,050	7,546	8,042
Total assets	3,549,533	3,519,388	3,606,617	3,701,150	3,673,246
Total deposits	2,599,634	2,549,872	2,585,496	2,659,956	2,653,448
Customer repurchase agreements	75,516	86,243	97,884	86,062	78,416
Total stockholders' equity	409,076	407,569	451,717	483,681	471,857
Quarterly average balance sheets:
Residential mortgage loans	$458,329	$461,700	$466,437	$467,970	$462,803
Residential construction loans	85,891	92,033	87,522	85,617	89,732
Commercial ADC loans	149,071	155,795	154,863	165,510	182,918
Commercial investor real estate loans	340,008	330,717	335,279	324,717	317,671
Commercial owner occupied real estate loans	500,875	505,248	512,370	512,997	522,398
Commercial business loans	236,949	240,083	253,058	271,839	292,844
Leasing	14,009	16,562	19,295	22,329	24,648
Consumer loans	367,261	387,375	393,491	395,833	398,233
Total loans and leases	2,152,393	2,189,513	2,222,315	2,246,812	2,291,247
Securities	1,054,740	1,112,128	1,058,175	1,013,756	970,681
Total earning assets	3,237,556	3,332,705	3,360,758	3,379,388	3,318,070
Total assets	3,500,807	3,594,812	3,620,881	3,645,090	3,591,786
Total interest-bearing liabilities	2,485,451	2,534,716	2,571,000	2,596,353	2,653,187
Noninterest-bearing demand deposits	582,441	587,570	568,835	547,245	524,313
Total deposits	2,548,117	2,584,025	2,607,190	2,612,633	2,640,853
Customer repurchase agreements	79,067	92,049	87,927	85,178	81,622
Total stockholders' equity	407,007	446,256	455,101	475,521	387,099
Capital and credit quality measures:
Average equity to average assets	11.63%	12.41%	12.57%	13.05%	10.78%
Allowance for loan and lease losses to loans and leases	2.74%	2.88%	3.08%	3.22%	3.08%
Non-performing loans to total loans	4.11%	4.08%	4.27%	4.93%	6.05%
Non-performing assets to total assets	2.71%	2.78%	2.87%	3.19%	3.90%
Annualized net charge-offs to average loans and leases (1)	0.89%	1.37%	1.18%	0.77%	1.78%
Allowance for loan and lease losses to non-performing loans	66.69%	70.57%	72.08%	65.30%	50.98%
Net charge-offs	$4,732	$7,470	$6,548	$4,305	$10,009
Non-performing assets:
Non-accrual loans and leases	$66,905	$63,327	$73,876	$83,887	$110,719
Loans and leases 90 days past due	7,176	14,154	18,268	24,226	25,085
Restructured loans and leases	14,266	10,571	1,199	1,199	682
Total non-performing loans	88,347	88,052	93,343	109,312	136,486
Other real estate owned, net	7,960	9,493	10,011	8,730	6,796
Other assets owned	-	200	200	-	-
Total non-performing assets	$96,307	$97,745	$103,554	$118,042	$143,282

(1) Calculation utilizes average loans and leases, excluding residential mortgage loans held-for-sale.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (Unaudited)
	Three Months Ended March 31,
	2011			2010
			Annualized			Annualized
	Average	(1)	Average	Average	(1)	Average
(Dollars in thousands and tax-equivalent)	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans (3)	$458,329	$5,743	5.01%	$462,803	$6,479	5.61%
Residential construction loans	85,891	908	4.29	89,732	1,094	4.94
Commercial ADC loans	149,071	1,535	4.18	182,918	1,589	3.52
Commercial investor real estate loans	340,008	5,079	6.00	317,671	4,714	6.02
Commercial owner occupied real estate loans	500,875	7,429	6.05	522,398	7,750	6.02
Commercial business loans	236,949	2,843	4.87	292,844	3,562	4.93
Leasing	14,009	229	6.53	24,648	440	7.14
Consumer loans	367,261	3,346	3.72	398,233	3,827	3.90
Total loans and leases (2)	2,152,393	27,112	5.09	2,291,247	29,455	5.20
Taxable securities	846,877	5,783	2.73	802,150	6,221	3.10
Tax-exempt securities (4)	207,863	3,143	6.05	168,531	2,657	6.82
Interest-bearing deposits with banks	28,839	18	0.25	54,416	34	0.26
Federal funds sold	1,584	1	0.16	1,726	1	0.14
Total interest-earning assets	3,237,556	36,057	4.49	3,318,070	38,368	4.69

Less: allowance for loan and lease losses	(61,592)			(67,195)
Cash and due from banks	42,948			45,036
Premises and equipment, net	49,189			49,344
Other assets	232,706			246,531
Total assets	$3,500,807			$3,591,786

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$317,739	72	0.09%	$274,122	84	0.12%
Regular savings deposits	175,395	42	0.10	157,997	36	0.09
Money market savings deposits	846,674	934	0.45	909,597	1,573	0.70
Time deposits	625,868	1,865	1.21	774,824	3,597	1.88
Total interest-bearing deposits	1,965,676	2,913	0.60	2,116,540	5,290	1.01
Other borrowings	79,067	53	0.27	90,179	72	0.33
Advances from FHLB	405,709	3,551	3.55	411,468	3,620	3.57
Subordinated debentures	35,000	223	2.55	35,000	219	2.50
Total interest-bearing liabilities	2,485,452	6,740	1.10	2,653,187	9,201	1.41

Noninterest-bearing demand deposits	582,441			524,313
Other liabilities	25,907			27,187
Stockholders' equity	407,007			387,099
Total liabilities and stockholders' equity	$3,500,807			$3,591,786

Net interest income and spread		$29,317	3.39%		$29,167	3.28%
Less: tax-equivalent adjustment		1,307			1,008
Net interest income		$28,010			$28,159

Interest income/earning assets			4.49%			4.69%
Interest expense/earning assets			0.84			1.13
Net interest margin			3.65%			3.56%

(1)   Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 39.88% for 2011 and  2010. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $1.3 million and $1.0 million in 2011 and 2010, respectively.

(2) Non-accrual loans are included in the average balances.
(3) Includes residential mortgage loans held for sale. Home equity loans and lines are classified as consumer loans.
(4) Includes only investments that are exempt from federal taxes.